December 31, 2012


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control


Driehaus Large Cap Growth Fund


Name of Shareholder                   Driehaus Profit Sharing Plan & Trust
Date(s)                               12/19/2012
Description of Transaction            Share Reinvestment
Percentage of Securities              25.00%
Owned (as of December 31, 2012)



Driehaus Select Credit Fund

Name of Shareholder                   Charles Schwab & Co. Inc.
Date(s)                               10/17/2012
Description of Transaction            Share Purchase
Percentage of Securities              28.80%
Owned (as of December 31, 2012)


Name of Shareholder                   National Financial Services Corp.
Date(s)                               11/14/2012
Description of Transaction            Share Purchase
Percentage of Securities              25.31%
Owned (as of December 31, 2012)




(b) Cessation of Control







(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)